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EXHIBIT 99.3


                                               MATURITY DATE: NOVEMBER ___, 2008

                    TRUST FOR THE BENEFIT OF THE SHAREHOLDERS
                           OF MEGA-C POWER CORPORATION

                 8% NON-NEGOTIABLE NON-RECOURSE PROMISSORY NOTE

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NOVEMBER ___, 2006                 $__________                       STC-_____
Execution Date                   Principal Amount                    Note Number
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THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE
SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933 AND ANY APPLICABLE STATE SECURITIES LAWS OR AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS THEREOF.

       For value received, the Trust for the Benefit of the Shareholders of Mega-C Power Corporation and by the Second Amended Shareholders Trust subsequent to the effective date of SECOND AMENDED PLAN OF REORGANIZATION FOR MEGA-C POWER CORPORATION JOINTLY PROPOSED BY WILLIAM N. NOALL. CHAPTER 11 TRUSTEE, ET. al, filed with the United States Bankruptcy Court for the District of Nevada ("Bankruptcy Court") on November 1, 2006 as may be amended by the Bankruptcy Court pursuant to Section I 127(a) of the Bankruptcy Code prior to confirmation thereof ("Plan")(1) in In re Mega-C Power Corporation, a Nevada corporation ("Mega-C"), being Case No. BK-N-04- 50962-GWZ (the "Trust") promises to pay to ___________________ ( "HOLDER") the sum _________________________ ($___________)
on or before November _____, 2008 (the "MATURITY DATE"), unless this promissory note (the "Note") has been repaid earlier pursuant to the terms hereof. The following is a statement of the respective obligations and rights of the Trust and Holder and the conditions to which this Note is subject, and to which Holder hereof, by his acceptance of this Note, expressly agrees.

                                    SECTION I
                   HOLDER'S UNDERSTANDINGS AND REPRESENTATIONS

      The Holder expressly acknowledges and represents that:

      1.1 The loan evidenced by this Note (the "LOAN") is one of a series of loans in the maximum aggregate principal amount of Three Million Dollars (collectively the "LOANS"). Each of the Loans has been made on substantially identical terms and conditions and all rights of Holder set forth herein are and shall be shared ratably and without priority by all Holders who have made Loans to the Trust.

      1.2 The Loan is being made by Holder for the express purpose of providing sufficient cash to permit payment of Interim Awards as defined in Section 4(a)(iv) and (v) of the Settlement Agreement dated December 2004, and satisfy the other effective date cash conditions of the Plan as an alternative and/or supplement to the selling of up to 1 million shares ("AXION SHARES") of the common stock of Axion Power International, Inc. ("AXION") that were previously designated for that purpose by an express order of the U.S. Bankruptcy Court for the District of Nevada (the "Court") in Mega-C's Chapter 11 Bankruptcy case (Case No. BK-N-04-50962 GWZ) entered on February 1, 2006 and as provided for in the Plan.

      1.3 On the effective date of the Plan, the corpus of the Trust will consist of 5,700,000 Axion Shares that have been previously designated as "Plan Funding Shares" by the Plan. Up to one million (1,000,000) of the Plan Funding Shares were designated in the Settlement Agreement to be sold prior to the Effective Date of the Plan. To the extent that such Plan Funding Shares were not sold, such Plan

______________

(1) All defined terms in this Note to the extent not defined herein, will be as defined in the Plan.

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            Funding Shares shall be available to serve as collateral for the
            Loans (the "Security Shares") which Security Shares pledged shall be the sole recourse for this Note and the Loan, including any interest thereon. For each Three Dollars ($3.00) of the Loan, Holder shall receive a security interest in 1 (one) Security Share,

      1.4 The rights of Holder with respect to the Security Shares are in all events senior and superior to the rights of the holders of Allowed Claims of Mega-C, the Liquidation Trust and the holders of Allowed Equity Securities of Mega-C. In no event shall Holders have any rights to collect against or otherwise interfere with the remaining Plan Funding Shares which have not been pledged as Security Shares, which shall be treated in accordance with the terms and conditions of the Plan.

      1.5 Holder has received and reviewed the following documents that Axion has recently filed with the Securities and Exchange Commission (the "SEC"):

            a. Annual Report on Form 10-KSB for the fiscal year ended December 31, 2005;

            b.    Proxy Statement for the 2006 Annual Meeting of Stockholders;
                  and

            c. Quarterly Report on Form 10-QSB for the three months ended March 31, 2006,

      1.6 Holder has been afforded an opportunity to review the files and business records of the Trust and Axion and has been given the opportunity to ask questions of and receive answers from the Trustee and the officers and directors of Axion with respect to the terms of this agreement, the business and financial condition of Axion and any other matters that the bolder considered material to his investment decision and all such questions have been answered to his full satisfaction;

      1.7 Holder has been afforded an opportunity to review the Plan and the accompanying Disclosure Statement and has been given the opportunity to ask questions and receive answers regarding the Plan and any other matters that Holder considered material to his investment decision and all such questions have been answered to his full satisfaction;

      1.8 Holder has made the loan evidenced hereby without being furnished any offering literature or prospectus other than the documents specified above;

      1.9 Holder has SUFFICIENT financial and other RESOURCES to provide for his anticipated FINANCIAL needs and has no need for liquidity with respect to his investment in the loan; and

      1.10 Holder understands and acknowledges that his investment in the Loan is, by nature, highly speculative.

      1.11 Holder is making the Loan for investment purposes and has no agreement, arrangement or understanding with any person to participate in the subdivision or subsequent distribution of the Loan or any interest therein;

      1.12 Holder is an "accredited investor" as defined in Rule 501 of SEC Regulation D.

      1.13  This Note is a non-negotiable, non-recourse promissory note.

                                   SECTION II
                               HOLDER'S AGREEMENTS

Holder expressly agrees that:

      2.1 Within two business days after the execution date above set forth, Holder shall transfer the sum of ________________________ Dollars ($__________) by bank wire transfer to a lawyer's escrow account


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            maintained for that purpose by Mark R. Dolan, Esq., the designated closing agent for the transactions contemplated hereby.

      2.2 The funds transferred to Mr. Dolan by Holder shall be retained in a non-interest-bearing lawyers trust account until (i) the Court has entered an order confirming the Plan; (ii) as a condition to the confirmation of the Plan, the Court has amended the Plan and approved the Trust entering into this Note and the other notes evidencing the Loans to the Trust as an alternative to the sale of the Security Shares as provided for in the Settlement Agreement; and
            (iii) no stay pending appeal has been ordered prior to disbursement of the funds AS set forth in Section 2.4 below. Upon satisfaction of the above conditions, the proceeds shall be transferred as set forth in Section 2.4 below.

      2.3 In the event that the condition set forth in Section 2.2 has not been satisfied within 30 days of the Execution Date above set forth, then Mr. Dolan shall promptly refund to Holder the amounts deposited with him by Holder, provided that Mr. Dolan shall be entitled to withhold an amount sufficient to pay any and all inbound and outbound bank wire fees incurred by him in connection with receiving and disbursing Holder's funds.

      2.4 Within 13 calendar days following entry of an order confirming the Plan, and provided the conditions in paragraph 2.2 are satisfied, Mr. Dolan shall transfer all amounts held in escrow to William Noall, Esq. ("Noah"), Mega-C's Chapter 11 Trustee, by bank wire transfer to an account maintained for that purpose by Noall pursuant to the Settlement Agreement and Plan, provided that Mr. Dolan shall be entitled to withhold an amount sufficient to pay any and all inbound and outbound bank wire FEES incurred by him in connection with receiving and disbursing the Holder's funds.

      2.4 Contemporaneous with the receipt of the funds by Noall, the Trust shall deliver to the Holder this Note together with Security Shares properly legended to indicate the security interest of Holder therein.


                                   SECTION III
                               TRUST'S OBLIGATIONS

      The Trust expressly agrees that:

      3.1 The Trust shall pay Holder simple interest on the principal amount above set forth at the rate of EIGHT PERCENT (8%) per annum from the date the Holder's funds are released to Noah l pursuant to Section
            2.4 until the Maturity Date. The Trust shall not be obligated to pay the Holder any interest during the period between the date hereof and the date Holder's funds are released to Noall pursuant to
            Section 2.4. Accrued interest shall be paid on the Maturity Date of this Note, or, in case of early payment, on that date.

      3.2 The Trust may at its sole discretion, prepay all or any part of the outstanding principal and accrued interest under this Note at any time. The Trust shall use its best efforts to liquidate Plan Funding Shares as soon as possible in order to pay the debts to all Holders, provided however, the Trust has no obligation to liquidate Plan Funding Shares at a price per share (after commissions and costs of sale) which IS less than that necessary to pay in full the obligations due Holders. Upon payment of all or any portion of this Note, Holder shall release and deliver to the Trust A proportionate number of the Security Shares pledged to this Note. Holder acknowledges that the priority of payment among the Holders shall be in the sole discretion of the Trust.

      3.3 On the first day of August, 2007, and the first day of January, 2008 (the "Conversion Dates) Holder, in satisfaction of all amounts due and outstanding under the Note, may exchange this Note based upon the face amount of the Note for a commensurate number of the Security Shares pledged to Holder at a purchase price (the "Purchase Price") equal to 65% of the average closing price of the Axion Shares as reported on the OTC Bulletin Board or any other NASD approved trading exchange which trades Axion's common stock for the 20 trading days immediately preceding the relevant Conversion Date; provided that prior to making such

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            an election, the pledged Security Shares shall have been registered under the Securities Act of 1933 and in advance of making such an election Holder shall receive a copy of the current prospectus included in the effective registration statement for the Axion Shares (which includes the pledged Security Shares). Any Holder electing to convert his Note shall notify the Trust in writing between five (5) and ten (10) days prior to any Conversion Date identified above which is relevant to such election.


                                   SECTION IV
                              DEFAULT AND REMEDIES

      Holder and the Trust expressly agrees that:

      4.1   An "Event of Default" shall occur if:

            a. the Trust shall default in the payment of the principal and interest of this Note at the Maturity Date;

            b. the Trust shall default in the due observance or performance of any material covenant, condition or agreement on the part of the Trust to be observed or performed pursuant to the terms hereof and such default shall continue for thirty (30) days after the date of written notice specifying such default;

      4.2 If an Event of Default occurs under Section 4.1, Holder's sole remedies areto either exercise conversion rights against the Security Shares only in the same manner provided in Section 3.3, but without any restriction or limitation to convert on the Conversion Dates or to foreclose upon the Security Shares as provided for under applicable Nevada law.


                                    SECTION V
                                  MISCELLANEOUS

      5.1 Upon receipt of evidence satisfactory to the Trust of the loss, theft, destruction or mutilation of this Note, and of indemnity reasonably satisfactory to the Trust if lost, stolen or destroyed, and upon surrender and cancellation of this Note if mutilated, and upon reimbursement of the Trust's reasonable incidental expenses, the Trust shall execute and deliver to Holder a new Note of like date, tenor and denomination.

      5.2 The Trust hereby waives presentment, demand, notice of nonpayment, protest and all other demands and notices in connection with the delivery, acceptance, performance or enforcement of this Note.

      5.3 Any notice, approval, request, authorization, direction or other communication under this Note shall be given in writing and shall be deemed to have been delivered and given for all purposes (i) on the delivery date if delivered personally to the party to whom the same is directed or transmitted by facsimile to the facsimile number set forth on the signature page of this Note (or to such other facsimile number as may be communicated to the notifying party in writing) with confirmation of receipt, (ii) one (1) business day after deposit with a commercial overnight carrier, with written verification of receipt, or (iii) three (3) business days after the mailing date, whether or not actually received, if sent by U.S. mail, return receipt requested, postage and charges prepaid, at the address of the party set forth on the signature page of this Note (or at such other address as may be communicated to the notifying party in writing).

      5.4 This Note may not be pledged, sold, assigned or transferred without the express written consent of the Trust, which may be withheld in its sole discretion; provided, however, that any such transfer shall only be made in compliance with applicable federal and state securities laws. Any pledge, sale, assignment or transfer in violation of the foregoing shall be null and void.


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      5.5   All headings used herein are used for convenience only and shall not be used to construe or interpret this Note. Except where otherwise indicated, all references herein to Sections refer to Sections hereof.

      5.6 All of the covenants, stipulations, promises, and agreements in this Note shall bind and inure to the ' benefit of the parties' respective successors and assigns, whether so expressed or not.

      5.7 This Note shall be governed by the laws of the State of Nevada, and the laws of such state (other than conflicts of laws principles) shall govern the construction, validity, enforcement and interpretation hereto except to the extent federal laws otherwise govern the validity, construction, enforcement and interpretation hereof.

      5.8 Any payment on this Note shall be due and payable in lawful money of the United States of America, at the address of Holder AS shown on the books of the Trust, in funds which are or will be available for next business day use by Holder. In any case where the payment of principal and interest hereon is due on a non-business Day, the Trust shall be entitled to delay such payment until the next succeeding business day, but interest shall continue to accrue until the payment is, in fact, made.

       IN WITNESS WHEREOF, this Note has been executed by the parties and issued to Holder on this____ day of November, 2006.


Trust for the Benefit of the Shareholders
of Mega-C Power Corporation                   By:
1268 Bayshore Boulevard                           ------------------------------
Dunedin Florida 34698                         Its: Sally A. Fonner, Trustee
(727) 239-7314 (telephone)
(727) 734-4617 (facsimile)
SALLY@SALLVFONNER.COM (e-mail)



Holder
        -------------------                   By:
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Email:
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